Exhibit 10.1

SECOND AMENDMENT TO

THE SHAREHOLDER RIGHTS AGREEMENT

SECOND AMENDMENT, dated as of March 7, 2008 (this “Amendment”), to the Shareholder Rights Agreement, dated as of November 5, 2004 (the “Rights Agreement”), by and between AVANT Immunotherapeutics, Inc., a Delaware corporation (the “Company”) and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), as rights agent (the “Rights Agent”). Terms used herein but not defined shall have the meaning assigned to them in the Rights Agreement.

WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement and have heretofore executed and entered into that certain First Amendment to the Shareholders Rights Plan as of October 19, 2007 (the “First Amendment”);

                WHEREAS, the Company, on October 19, 2007, entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), among the Company, Celldex Therapeutics, Inc. (“Celldex”) and Callisto Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into Celldex (the “Merger”), with Celldex continuing as the surviving corporation and wholly-owned subsidiary of the Company;

WHEREAS, pursuant to the Merger, the Company will acquire all of the outstanding equity securities of Celldex by way of merger of Merger Sub with and into Celldex and the Company will issue shares of the Company’s Common Stock, par value $.001 per share (the “AVANT Common Stock”), to Celldex stockholders (and option holders) in consideration for the Merger (the “Share Issuance”);

WHEREAS, certain of the Celldex stockholders will, following consummation of the Merger and the Share Issuance, own more than 15% of the total outstanding shares of AVANT Common Stock;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined, in connection with the consummation of the Merger and the Share Issuance, to designate such Celldex stockholders as “Grandfathered Persons” for the purposes of the Rights Agreement, as set forth in this Amendment;

WHEREAS, (i) Section 27 of the Rights Agreement provides that, so long as the Rights are not then redeemable, the Company and the Rights Agent shall, if so directed by the Board, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company (subject to limited exceptions that do not apply for purposes hereof); (ii) pursuant to Section 27 of the Rights Agreement, an appropriate officer of the Company has delivered a certificate to the Rights Agent stating that the proposed supplements and amendments to the Rights Agreement set forth in this Amendment are in compliance with Section 27 of the Rights Agreement; and (iii)  pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Board has directed that the Rights Agreement should be amended and supplemented as set forth in this Amendment prior to the execution of the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.     Amendment to Rights Agreement.

                                (a)  The definition of “Grandfathered Percentage” in Section 1(r) of the Rights Agreement is deleted in its entirety and replaced with the following:

(r)            “Grandfathered Percentage” shall mean, with respect to (A) any of the Persons specified in clause (A) of the definition of “Grandfathered Person”, together with all Affiliates and Associates of such Persons, 36.09%, (B) any of the Persons specified in clause (B) of the definition of “Grandfathered Person”, together with all Affiliates and Associates of such Persons, 19.33% and (C) any other Grandfathered Person, the percentage of the outstanding shares of Common Stock of the Company that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, Beneficially Owns as of the Grandfathered Time, plus an additional ½%; provided, however, that, with respect to each of clause (A), (B) and (C), in the event any Grandfathered Person shall sell, transfer, or otherwise dispose of any outstanding shares of Common Stock of the Company after the Grandfathered Time, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of (i) the Grandfathered Percentage as in effect immediately prior to such sale, transfer or disposition or (ii) the percentage of outstanding shares of Common Stock of the Company that such Grandfathered Person Beneficially Owns immediately following such sale, transfer or disposition, plus an additional ½%.

                                (b)  The definition of “Grandfathered Person” in Section 1(s) of the Rights Agreement is deleted in its entirety and replaced with the following:

(s)           “Grandfathered Person” shall mean any one or more of the following Persons: (A) Medarex, Inc., (B) Lorantis Holdings Limited, and (C) any other Person who or which, together with all Affiliates and Associates of such Person, is, as of the Grandfathered Time, the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding.  Notwithstanding anything to the contrary provided in this Agreement, any Grandfathered Person who after the Grandfathered Time becomes the Beneficial Owner of less than 15% of the shares of Common Stock of the Company then outstanding shall cease to be a Grandfathered Person and shall be subject to all of the provisions of this

Agreement in the same manner as any Person who is not and was not a Grandfathered Person.

2.     Interpretation. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by the First Amendment and as amended hereby.

3.     Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

4.     Waiver of Notice. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

5.     Effectiveness. This Amendment shall be deemed effective as of the date first written above.  Except as expressly amended herein, all other terms and conditions of the Rights Agreement shall remain in full force and effect. Without limiting the foregoing, the Rights Agent shall not be subject to, nor required to interpret or comply with, or determine if any Person has complied with, the Merger Agreement even though reference thereto may be made in this Amendment and the Rights Agreement.

 6.     Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes of this Amendment shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.  The courts of the State of Delaware and of the United States of America located in the State of Delaware (the “Delaware Courts”) shall have exclusive jurisdiction over any litigation arising out of or relating to this Amendment and the transactions contemplated hereby, and any Person commencing or otherwise involved in any such litigation shall waive any objection to the laying of venue of such litigation in the Delaware Courts and shall not plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

7.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

ATTEST:		AVANT Immunotherapeutics, Inc.

By:	/s/ Una S. Ryan	By:	/s/ Avery W. Catlin
			Name:	Avery W. Catlin
			Title:	Chief Financial Officer

ATTEST:		COMPUTERSHARE TRUST COMPANY, N.A.,
as Rights Agent

By:	/s/ James Walsh	By:	/s/ Dennis V. Moccia
			Name:	Dennis V. Moccia
			Title:	Managing Director